                                                                    EXHIBIT 10.1

                                    CONTRACT
                                FOR THE SUPPLY OF
                            UNCOOLED IMAGING MODULES


                                     between


                                 FLIR Systems AB
                                 Rinkebyvagen 19
                                    Danderyd
                                     Sweden


                                       and


                           Lockheed Martin Corporation
                               IR Imaging Systems
                                  2 Forbes Road
                       Lexington, Massachusetts 02421-7306
                            United States of America

     The bracketed portions of this contract marked with double asterisk [**] have been omitted and filed separately with the Securities and Exchange Commission pursuant to 17 C.F.R. (S)240.24b-2.

                                    CONTRACT
                                FOR THE SUPPLY OF
                         UNCOOLED MICROBLOMETER MODULES

This is a Contract ("The Contract") by and between FLIR Systems AB, (hereinafter called the "Buyer"), having a place of business at Rinkebyvagen 19, Danderyd, Sweden, and Lockheed Martin Corporation, IR Imaging Systems (hereinafter called the "Seller"), having a place of business at 2 Forbes Road, Lexington, MA 02421-7306, United States of America. The Buyer and the Seller may be collectively referred to herein as the "Parties", and each may be referred to herein as a "Party".

WHEREAS, the Buyer and the Seller have previously entered into contracts for the manufacture and sale of [**] Uncooled Imaging Modules; and

WHEREAS, the Buyer seeks to purchase additional quantities of Uncooled Imaging Modules for the purpose of application to products of the Buyer,

NOW, THEREFORE, the Buyer and the Seller agree as follows:

The Seller shall sell, and the Buyer shall purchase Uncooled Imaging Modules, in accordance with the Terms and Conditions herein set forth. The Contract is executed in duplicate originals, of which one shall remain with the Buyer and the other with the Seller. The Contract shall become effective as of the later date set forth hereunder.

IN WITNESS WHEREOF, the Buyer and the Seller have caused this contract to be executed by their duly authorized representatives as of the day and year last written below.


Lockheed Martin Corporation          FLIR Systems AB
IR Imaging Systems


by  /s/ Jill Wittels                 by  /s/ Arne Almerfors
   _____________________________        _____________________________

Title   VP GM                        Title   Managing Director
      __________________________           __________________________

Date    08/18/99                     Date    08/18/99
     ___________________________         ____________________________

In consideration of the exclusivity granted by the Seller to FLIR Systems AB hereunder, and in further consideration of the mutual benefits to be derived from the performance of this Contract, FLIR Systems, Inc., as parent corporation of FLIR Systems AB, hereby agrees to be bound by the provisions of Article 3, EXCLUSIVITY, hereof.

by  /s/ J. Kenneth Stringer III
   _____________________________

Title   President
      __________________________

Date    8/18/99
    ____________________________

[**] Information omitted pursuant to 17 C.F.R. (S)240.24b-2.

                                 CONTRACT INDEX

                          ITEM                                              PAGE
COVER.                                                                         1
SIGNATURE PAGE.                                                                2
CONTRACT INDEX.                                                                3
TERMS AND CONDITIONS.
   PREAMBLE.                                                                   4
   Article 1              DEFINITIONS.                                         4
   Article 2              DELIVERABLE ITEMS AND PRICES, OPTION,                4
                          ACCEPTANCE TESTING; DELIVERY SCHEDULE,
                          JUST-IN-TIME SCHEDULING, SHIPMENT AND
                          TRANSFER OF TITLE; SELLER'S INVOICES AND
                           BUYER'S PAYMENTS; NO SET OFF.
   Article 3.             EXCLUSIVITY.                                         7
   Article 4.             EXPORT LICENSES.                                     9
   Article 5.             EXCUSABLE DELAYS.                                    9
   Article 6.             WARRANTY.                                           10
   Article 7.             LIQUIDATED DAMAGES.                                 11
   Article 8.             LIMITATION OF LIABILITY.                            11
   Article 9.             NOTICES.                                            12
   Article 10.            ASSIGNMENT.                                         12
   Article 11.            COMPLIANCE WITH U.S.A. LAW.                         13
   Article 12.            CONFIDENTIALITY.                                    13
   Article 13.            ADVERTISING.                                        13
   Article 14.            LAW.                                                13
   Article 15.            ARBITRATION.                                        13
   Article 16             TERMINATION AND CANCELLATION.                       14
   Article 17.            LANGUAGE.                                           14
   Article 18             CONFIGURATION MANAGEMENT; BUYER'S
                          PARTICIPATION IN PRODUCTION AND INSPECTION
                          SYSTEM AUDITS; RELEASE OF INFORMATION.              14
   Article 19.            GENERAL.                                            15
   EXHIBIT A              UNCOOLED IMAGING MODULE SPECIFICATION
                          DOCUMENT NO. 21100225.
   EXHIBIT B              ACCEPTANCE TEST PROCEDURE
                          DOCUMENT NO. 21100224.
   EXHIBIT C              CONTRACT DELIVERY SCHEDULE.

                              TERMS AND CONDITIONS

PREAMBLE

The Contract consists of the Cover Page, the Signature Page and the Index, plus the Terms and Conditions in the Articles hereinafter set forth. If any supporting data such as a Statement of Work, a work performance schedule, specifications, drawings or other such documents are applicable to The Contract, they are provided herein as the Exhibits identified in the Index. Conflicts, if any, among the following parts of The Contract shall be resolved by taking them in this order of precedence: (i) the Terms and Conditions; and (ii) the Exhibits.

Article 1  DEFINITIONS.

1.1 The Buyer as used herein shall mean FLIR Systems AB.

1.2 The Seller as used herein shall mean Lockheed Martin Corporation, IR Imaging Systems, an unincorporated Division of Lockheed Martin Corporation.

1.3 GROUND BASED SECURITY SYSTEMS as used herein shall mean the Buyer's imaging cameras or observation systems which are permanently mounted on or at a fixed or semi-fixed location (such as a pole, tripod, gate, building or tower), the purpose of which cameras or systems is to detect intrusion or to otherwise protect or provide security for the facility at which the equipment is located.

1.4 THERMOGRAPHY as used herein shall mean the use of thermal imaging systems to determine the radiometric temperature of items and portions of items in an imaged scene without direct physical contact to those items. Such information, often displayed as a picture or pseudo-color picture, is used in a wide variety of industrial applications.

1.5 FIREFIGHTING MARKET as used herein shall comprise all industrial, municipal, State, Provincial and National Government (but not military) entities engaged in fire fighting, fire prevention, fire suppression and remediation operations in which the equipment is man-portable and is designed to perform at external case temperatures exceeding 70 degrees Centigrade.

Article 2  DELIVERABLE ITEMS AND PRICES, OPTION, ACCEPTANCE TESTING; DELIVERY
              SCHEDULE, JUST-IN-TIME SCHEDULING, SHIPMENT AND TRANSFER OF TITLE; Seller's Invoices and Buyer's Payments; No set off.

2.1  Deliverable Items, Prices and Option

2.1.1  The items to be delivered hereunder are identified in Table 2.1-1, below.

                         TABLE 2.1-1 Deliverable Items

Item        Qty/UM                 Description                Unit Price  Extended Price
1            lot            Non-recurring Engineering                 --     [**]
2           [**] ea.   Uncooled Imaging Modules*, as follows:
   2 A    less than         Spec. Level A                     [**]        less than or equal
          or equal                                                        to [**]
          to [**] ea.
   2 B    greater than      Spec. Level B                     [**]        greater than or equal
          or equal                                                        to [**]
          to [**] ea.
   2 C    less than         Spec. Level C                     [**]        less than or equal
          or equal                                                        to [**]
          to [**] ea.

Table 2.1-1 is continued on the next page.

[**] Information omitted pursuant to 17 C.F.R. (S)240.24b-2

Option per para. 2.1.2
----------------------
3            [**] ea.   Uncooled Imaging Modules*, as follows:
   3 A       less than             Spec. Level A                [**]         less than or equal
             or equal                                                        to [**]
             to [**] ea.
   3 B       greater than          Spec. Level B                [**]         greater than or equal
             or equal                                                        to [**]
             to [**] ea.
   3 C       less than             Spec. Level C                [**]         less than or equal
             or equal                                                        to [**]
             to [**] ea.

* As described in the "Uncooled Imaging Module Specification, Document No. 21100225", Exhibit A, hereto. The maximum number of NTSC only units over any three months period will be 20 per cent; the maximum number of PAL only units over any three months period will be 20 per cent.

All U. S. A. taxes are included in the prices in Table 2.1-1. All taxes, duties, fees or assessments of any nature levied against the Seller by any governmental authority except the U. S. A. in connection with The Contract shall be the responsibility of the Buyer, and shall be paid by the Buyer directly to the governmental authority concerned. Prices do not include freight and insurance charges associated with transportation beyond the FCA point, which shall be paid by the Buyer.

2.1.2 Option.

The Buyer shall have the option, exercisable by no later than the close of the Seller's business day on 30 September 1999, to increase the quantity of Uncooled Imaging Modules to be delivered hereunder, by [**] units. Should the Buyer exercise this Option, deliveries thereunder shall commence in the month following the last scheduled delivery and at the same rate of delivery shown for the final month of The Contract Delivery Schedule.

2.2 Acceptance Testing

Prior to delivery of the Uncooled Imaging Modules hereunder, the Seller shall perform on each unit Acceptance Tests described in the document "Uncooled Imaging Module Acceptance Test Procedure, Document No. 21100224", Exhibit B hereto, and each unit shall be required to pass the test. The tests may be witnessed on a non-interference basis by designated employees of the Buyer. Whether or not so witnessed, the tests shall be considered as the final acceptance tests on the units, and the Seller shall prepare, certify and deliver with the units, copies of the test data. The Seller when requested by the Buyer, shall provide approximate dates for scheduled acceptance testing of units, and shall coordinate with the Buyer any visits for the purpose of witnessing tests.

2.3  Delivery Schedule; Just-in-Time Scheduling; Shipment  and Transfer of
Title.

2.3.1 Delivery Schedule.

The Seller shall deliver the Items hereunder to the Buyer in accordance with the Contract Delivery Schedule, Exhibit C hereto.

2.3.2 Just-in-Time Scheduling.

The Buyer may elect to decrease the quantity of units to be delivered in any month by up to 25% of the scheduled units, down to a minimum of [**] units per month. In the event of any such change, The Contract Delivery Schedule shall be changed accordingly, but in no event will the final contract delivery be extended by more than six months from the originally scheduled delivery. Any such decrease in quantity/schedule shall require three months written notice in advance.

Having so decreased the quantity of units to be delivered in any month, the Buyer may elect, thereafter, to increase the revised quantity by up to 25% of the scheduled units, up to a maximum of the delivery quantity scheduled for that month in the original Contract Delivery Schedule, and the

[**] Information omitted pursuant to 17 C.F.R. (S)240.24b-2

Contract Delivery Schedule shall be changed accordingly. Any such increase in quantity/schedule shall require three months written notice in advance.

2.3.3 Shipment and Transfer of Title.

All Shipments by the Seller hereunder shall be made FCA Logan International Airport, Boston, Massachusetts, U.S.A., in accordance with the definition and provisions of the term "FCA" set forth in INCOTERMS, except that the Buyer shall be responsible hereunder to obtain all necessary export licenses. Title to the Uncooled Imaging Modules deliverable hereunder shall pass to the Buyer at the FCA point, i. e., on delivery to the carrier at Logan International Airport, Boston, Massachusetts, U.S.A.

2.4  Seller's Invoices and Buyer's Payments.

2.4.1 Seller's Invoices.

2.4.1.1 Invoices for nre. The Seller shall submit pro forma invoices to the Buyer for the Buyer's payment of the Non-Recurring Engineering (NRE) identified in Table 2.1-1 hereof as follows:

 Payment Number 1    To be paid 10 days after execution of Contract       [**]

 Payment Number 2    To be paid 10 days after delivery of the first unit  [**]

These payments shall be made by wire transfer to the account address in paragraph 2.4.2, below.

2.4.1.2 Invoices for Module Deliveries. The Seller shall submit invoices to the Buyer upon shipment of the items listed in Table 2.1-1 hereof, in the amount determined by multiplying the Unit Price by the number of Units shipped. The Seller shall calculate any amounts due to the Buyer pursuant to Article 7, "Liquidated Damages", hereof, on a quarterly basis and issue a credit to the Buyer, if due. The Buyer shall pay to the Seller the amount of each Seller's invoice within 60 days of the date of the invoice.

2.4.1.3 Address for Invoice Submission The Seller shall transmit this invoice to the address set forth below: (i) by telefax on the date of the invoice; and
(ii) by mail or express delivery service on the date of the invoice or on the next business day thereafter The package shall contain an original and three copies of the invoice and any attachments required hereunder.

                 FLIR Systems AB
                 Box 3, S-182 11
                 Danderyd
                 Sweden

                      Attention: Mrs. Evy Akerman Accounting Department.
                        Telephone:  46 8 753 25 18
                                FAX:   46 8 753 07 17

2.4.2  Buyer's Payments.

 . The Buyer shall make payment to the Seller by wire transfer of U. S. Dollars to the account set forth below.

               Citibank, 399 Park Avenue, New York, NY 10043
               Citibank Routing: ABA# 021000089
               Lockheed Martin Corporation IR Imaging Systems
               Account Number 40709866

[**] Information omitted pursuant to 17 C.F.R. (S)240.24b-2

2.5  No Set-off.

The Buyer shall not set off any amount owed by the Seller or any of its affiliated companies to the Buyer against any amount owed by the Buyer to the Seller under The Contract.


Article 3    EXCLUSIVITY

3.1 During the period of delivery of the Uncooled Imaging Modules ordered hereunder, the Buyer shall have limited exclusivity in the commercial marketplace, as defined in this Article 3, with respect to the marketing of Infrared Thermal Imaging Systems containing Uncooled Imaging Modules therein.

3.2 The Seller agrees not to provide or to deliver uncooled microbolometer technology or Uncooled Imaging Modules or uncooled microbolometer detector arrays or any information similar thereto [** .5 page omitted]

[**] Information omitted pursuant to 17 C.F.R. (S)240.24b-2.

[** .5 page omitted]

3.3 Notwithstanding the above, the Seller shall have the right to deliver Uncooled Imaging Modules or uncooled microbolometer technology or uncooled microbolometer detector arrays or any information similar thereto or to cooperate with any company in connection with any military or space program

3.4 In addition, the Buyer shall have exclusivity which shall be limited to the industrial/commercial marketplace for THERMOGRAPHY.

3.5 The Buyer shall have the non-exclusive right to sell to all other markets, except that The Buyer shall have no right to and shall not, without the prior written consent of the Seller, sell products which include the Seller's Uncooled Imaging Modules where the end user is the U.S. Government and/or non-U.S. military customers.

[**] Information omitted pursuant to 17 C.F.R. (S)240.24b-2.

3.6 Notwithstanding paragraph 3.5 above, The Buyer shall have the non-exclusive right to sell [**] to any customer; provided that should the Buyer sell [**] that include Seller's UNCOOLED IMAGING MODULES for [**]. Buyer shall pay Seller a royalty of $[**] for each such unit sold.

3.7 The Buyer shall not, without the prior written consent of the Seller, sell or otherwise provide to any person or organization UNCOOLED IMAGING MODULES which are not part of a camera or system of the Buyer, except for repair or replacement.

3.8 Except for [**], the Buyer agrees not to enter into cooperative development or place an order with, or to take deliveries of uncooled infrared focal plane arrays from any source; provided that if the Seller becomes delinquent in deliveries by a cumulative total of at least [**] units and remains so delinquent for a period of at least three months, the Buyer may thereafter place and order with another potential source of uncooled infrared focal planes. If the Buyer orders a quantity of [**] units or more from any such second source, the mutual exclusivity provisions of this Article 3 will thereupon be no longer in effect. Should the Buyer place an order with another potential source of uncooled infrared focal planes, or acquire any quantity of uncooled infrared focal planes from such other source, the Buyer shall inform the Seller in writing of such activity.

3.9 The Buyer will not sell products which include Uncooled Imaging Modules for any of the following fields of use (which are excluded from the License Agreement between the Seller and [**]):

      . [**] provided that if the Buyer is able to negotiate a sublicense with, or otherwise obtain permission from, [**], the Buyer may sell products containing Uncooled Imaging Modules for the [**] field of use. The exclusion does not include applications [**] such as surveillance, search and rescue etc.

      .  [**] The use is undefined but it contemplates an installation in [**].

      .  [**]

Article 4  EXPORT LICENSES

The Buyer is advised that the Uncooled Imaging Modules deliverable under The Contract are controlled in Category XII U. S. Munitions List in the International Traffic in Arms Regulations (ITAR). As such, the export of the deliverable items hereunder requires approval from the United States Government. The Buyer shall obtain or cause to be obtained all necessary export approvals from the U.S. Government. In addition, the Buyer shall, with respect to exports from Sweden of products containing Seller's Uncooled Imaging Modules (MODULES) treat such re-exports in a manner that is in full compliance with applicable
U. S. laws and regulations.


Article 5  EXCUSABLE DELAYS

The Seller shall not be liable for delays in delivery due to causes beyond the Seller's control and without the Seller's fault or negligence, including, but not limited to: acts of God; natural disasters, fire, floods, explosions or earthquakes; epidemics or quarantine restrictions; serious accidents; any

[**] Information omitted pursuant to 17 C.F.R. (S)240.24b-2.

act of civil or military authority; war, insurrection or riot; and labor disputes; providing that in such cases the Seller exercises due diligence in promptly notifying the Buyer in writing of any known or anticipated delay, and recommences the performance of its obligation on cessation of the delay.

Whatever the cause of any known or anticipated delay, the Seller shall be responsible for informing the Buyer of the reason therefor, and when the Seller expects to proceed with its obligations.

In the event of any such delay, the date of delivery or performance hereunder shall be extended by a period equal to the time loss by reason of such delay. In the event the Seller's production is curtailed for any of the above reasons, the Seller may allocate its production among its various customers in a commercially fair and reasonable manner.


Article 6  WARRANTY

6.1 The Seller warrants that Uncooled Imaging Modules (hereinafter, the "goods") delivered under The Contract shall be free from defects in material and workmanship under normal use and service, for a period of 15 months after delivery of the goods to the FCA point.

6.2 The Seller warrants that goods delivered under The Contract shall be in conformity with the "Uncooled Imaging Module Specification, Document No. 21100225, Exhibit A, hereto, for a period of 90 days after delivery of the goods to the FCA point, except as follows:

   (a) The vacuum life shall be warranted for a period of five years from the day of delivery of any item, provided that no warranty of vacuum life shall apply unless the module is operated in an environment that has an ambient temperature of [**] or less and/or is stored at a temperature between the minimum storage temperature and [**].

   (b) The UIM performance under normal use and service shall be such that for [**] months after delivery there shall be no more than [**] new unsubstituted nonoperable pixels (NOP). A nonoperable pixel is defined as one that produces a signal that differs by more than [**] from the median of the signal from each of its [**] nearest neighboring pixels when imaging an object having a temperature of [**] and operating in an ambient environment with a temperature of [**].

6.3 If, during the warranty periods of paragraphs 6.1. and 6.2 hereof, (i) the Seller is notified promptly in writing upon delivery of any defect described therein in the goods, including a detailed description of such defect; (ii) such goods are returned to the Seller transportation prepaid; and (iii) the Seller's examination of such goods discloses to the Seller's satisfaction that such goods are defective and such defects are not caused by accident, abuse, misuse, neglect, alteration, improper installation, repair or alteration by someone other than the Seller, improper testing, or use contrary to any instructions issued by the Seller, then within eight weeks after the arrival of the returned defective goods at the Seller's plant the Seller shall (at its sole option) either repair or replace such goods. The Seller shall return any goods repaired or replaced under this warranty to the Buyer transportation prepaid. Prior to any return of goods by the Buyer pursuant to this Article, the Buyer shall afford the Seller the opportunity to inspect such goods at the Buyer's location. In any event, the Seller shall issue a Return Material Authorization to the Buyer prior to any return of goods to the Seller by the Buyer.

6.4 With respect to the time of notice of a defect, the following special provisions shall apply:

   (a) If a defect is discovered during the first 90 days of the initial warranty period, and if the Buyer has not delivered the item in question, incorporated into the Buyer's product, to a

[**] Information omitted pursuant to 17 C.F.R. (S)240.24b-2.

     customer of the Buyer, the Buyer and the Seller shall proceed as in paragraph 6.3, above. If a warranted defect is confirmed and the item is repaired or replaced under the warranty, the item returned by the Seller to the Buyer shall bear the warranty for an new initial period in accordance with paragraph 6.1 or 6.2, as applicable.

   (b) If a defect under paragraph 6.1 is discovered after the first 90 days of the initial warranty period, or if the Buyer has delivered a defective item, incorporated into the Buyer's product, to a customer of the Buyer, the Buyer and the Seller shall proceed as in paragraph 6.3, above. If a warranted defect is confirmed and the item is repaired or replaced under the warranty, the warranty period for the item shall be extended by the amount of time between the Buyer's notice of defect and the Seller's return of the item to the Buyer at the FCA point.

6.5 The foregoing warranty constitutes the Seller's exclusive liability, and the exclusive remedy of the Buyer, for any breach of any warranty or other nonconformity of the goods covered by The Contract.

6.6 THIS WARRANTY IS EXCLUSIVE, AND IN LIEU OF ALL OTHER WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, WHICH ARE HEREBY EXPRESSLY DISCLAIMED.


Article 7  LIQUIDATED DAMAGES.

The Seller guarantees delivery of the Uncooled Imaging Modules in accordance with the Contract Delivery Schedule set forth in Exhibit C hereto. It is agreed by the parties that if actual damages arise by reason of the Seller's delay in delivery, such damages would be difficult to determine accurately. Therefore, the Seller agrees that in the event that the delivery of any Uncooled Imaging Module is delayed for more than one full calendar week beyond a grace period of three (3) weeks after such guaranteed delivery time for other than excusable causes as defined in Article 5, "Excusable Delays" hereof, the Seller shall pay to the Buyer as fixed, agreed and liquidated damages for each additional full calendar week beyond said grace period in making delivery, one-half of one percent (0.5%) of the Contract Unit price of the delayed Uncooled Imaging Module per full calendar week of delay, and the Seller shall be liable for the amount thereof; PROVIDED, that the Seller's liability under this Article is limited to four percent (4.0%) of the Contract Unit price of the delayed Uncooled Imaging Module causing the actual damages. Seller's payment of liquidated damages, as herein provided, shall be the Buyer's sole remedy for delays due to causes for which the Seller is responsible under this Contract.


Article 8  LIMITATION OF LIABILITY

8.1 The total liability of the Seller for any and all claims, whether in contract, warranty, tort or otherwise, arising out of, connected with or resulting from the performance or non-performance of The Contract, or from the manufacture, sale, delivery, resale, repair, replacement or use of any product or the furnishing of any service, shall not exceed the price allocable to the product or service that gives rise to the claim. This total cumulative liability limitation specifically applies to, but is not limited to, those liabilities of the Seller that may arise from claims under the provisions of Article 6 of The Contract entitled "Warranty" and Article 7 of The Contract entitled, "Liquidated Damages" Except as to title, any such liability shall terminate upon expiration of the warranty period for the last warranted Item delivered hereunder.

8.2 IN NO EVENT SHALL THE SELLER BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES RESULTING FROM THE SELLER'S PERFORMANCE OR FAILURE TO PERFORM UNDER THE CONTRACT, OR THE FURNISHING, PERFORMANCE, OR USE OF ANY GOODS OR SERVICES SOLD PURSUANT HERETO, WHETHER DUE TO A BREACH OF CONTRACT, BREACH OF WARRANTY, THE NEGLIGENCE OF THE SELLER, OR OTHERWISE.


Article 9  NOTICES

9.1 Any notice, request, or correspondence of either the Buyer or the Seller to the other with reference to The Contract shall be in the English language.

9.2  Buyer's address for notices from the Seller shall be as follows:

                 FLIR Systems AB
                 Box 3, S-182 11
                 Danderyd
                 Sweden

                  Attention: Mr. Arne Almerfors
                             Managing Director
                             Telephone:   46 8 753 25 10
                                      FAX: 46 8 753 07 17

9.3  Seller's address for notices from the Buyer shall be as follows:

                 Lockheed Martin Corporation
                 IR Imaging Systems
                 2 Forbes Road
                 Lexington, MA 02421-7306

                  Attention: Mr. John  J. Ainley
                         International Contracts Manager, M/S 340
                            Telephone: 781-863-3767
                                FAX: 781-863-4193


Article 10  ASSIGNMENT

10.1 Neither the Buyer nor the Seller may assign its rights under The Contract without the prior written consent of the other, and any purported assignment without such consent shall have no force or effect. Such consent shall not be unreasonably withheld.

10.2 Such consent shall not be required in the case where the assignment is to be made to a successor-in-interest to that part of the business of the assignor that includes The Contract, provided that the successor-in-interest agrees to be bound by the obligations hereunder of the assignor.


Article 11  COMPLIANCE WITH U. S. A. LAW

The parties' performance under The Contract shall comply with the federal, state and local laws and regulations of the U. S. A.

Article 12  CONFIDENTIALITY

The Buyer and the Seller agree that The Contract and performance hereunder will be kept confidential and will be dealt with in accordance with each party's usual procedures relating to proprietary information. No publicity will be released by either the Buyer or the Seller without the prior written consent of the other.


Article 13  ADVERTISING

Neither the Buyer nor the Seller shall make use of the other's name for publicity purposes, and neither shall use any information or news contained in or connected with The Contract unless the other has given its written consent.


Article 14  LAW

The Contract shall be governed by the laws of the Commonwealth of Massachusetts and of the United States of America as to all matters of interpretation, performance and remedies insofar as such law is existent and can or will be applied in the jurisdiction in which either the Buyer or the Seller may seek adjudication of any such matter.


Article 15  ARBITRATION

In the event that disputes arise under the terms of The Contract on which there is continuing disagreement for more than thirty (30) days, either the Buyer or the Seller may elect by a thirty (30) days Notice in writing, to submit the matter to Arbitration. If the dispute is not settled within said thirty (30) day period of such Notice, the following shall apply to such Arbitration which shall be the exclusive mechanism for resolution of disputes hereunder should the Buyer and the Seller be unable amicably to resolve such disputes.

  (a) The Arbitration shall be conducted in Boston, Massachusetts.

  (b) The Arbitration shall be conducted under the Rules of Conciliation and Arbitration of the American Arbitration Association.

  (c) The costs of the Arbitration shall be distributed equally between the Buyer and the Seller, and each shall otherwise bear its own additional or other expenses and fees.

  (d) The Decision of the Arbitration Tribunal shall be binding on the Buyer and the Seller, and such Decision shall be enforceable in any Court having jurisdiction of the party against whom any such decision or award is granted.


Article 16  TERMINATION AND CANCELLATION

16.1 The Contract may be terminated, as hereinafter provided, by either party for material breach or default of the terms or conditions hereof. In the event of such termination a sixty-day Notice in writing setting forth the breach or default shall be provided; however, should the party receiving the Notice correct said breach or default complained of during said sixty-day period, then the Notice shall be considered null and void as if the same had not been sent.

16.2 The Contract shall be automatically canceled in the event of bankruptcy, voluntary or involuntary winding up, the appointment of a receiver of the assets or business, making of an assignment for the benefit of creditors, or the termination of the operation of the business of either the Buyer or the Seller.

16.3 In the event of termination or cancellation of The Contract for any reason, the obligations of the Buyer and the Seller to comply with the terms and conditions of The Contract shall continue up to the effective date of such termination.

16.4 Termination or cancellation of The Contract shall not affect obligations of confidentially assumed hereunder by either the Buyer or the Seller.


Article 17  LANGUAGE

The English Language shall be used in all communications between the Seller and the Buyer relating to The Contract.


Article 18 CONFIGURATION MANAGEMENT; BUYER'S PARTICIPATION IN PRODUCTION AND INSPECTION SYSTEM AUDITS; RELEASE OF INFORMATION.

18.1 Configuration Management The Seller shall maintain a configuration management system for control of changes in the Uncooled Imaging Module.
Subject to paragraph 18.3, below, the Seller shall provide copies of all Engineering Change Orders (ECOs) to the Buyer as they are approved by the Seller's Configuration Review Board (CRB). The Seller shall forward minor changes (class II ECO's) to the Buyer in the Seller's format for the Buyer's information. The Seller shall forward major changes (class I ECO's) to the Buyer for approval. The Seller shall classify class I ECO's as "Routine" or "Urgent". "Routine" ECOs shall be within 60 calendar days of the date sent. If the Buyer fails to respond within this time, the Seller may assume the Buyer's approval. For "Urgent" ECOs, the disposition time limit shall be 20 calendar days.

The Seller shall at its option prepare and submit proposals for equitable adjustment of the contract price, delivery and other terms for any ECO activity arising from Buyer-initiated changes, including those due to the needs of the Buyer's vendors. The Seller shall include rough-order-of-magnitude estimates of price impact with the initial technical proposals, and follow with formal price proposals if the Buyer decides to go forward.

18.2 Buyer's Participation in Production and Inspection System Audits.

The Buyer may, during the period of performance of The Contract, participate in inspections and conduct on-site audits of the Seller's procedures that govern the production and inspection thereunder. The Buyer shall make arrangements with the Seller in advance of such participation and conduct of audits. The activities shall be conducted on a non-interference basis at reasonable and mutually accepted times and intervals. The Seller should provide sufficient details concerning status of work in progress and vendor material deliveries for the Buyer to determine the integrity of the Contract Delivery Schedule. The Seller shall provide suitable office arrangements for one on-site resident Buyer representative. If the representative is a foreign national, special restrictions on access will apply.

18.3 Release of Information. The Seller shall not, in connection with the activities identified in this Article, be required to divulge information about its Uncooled Imaging Module for which U. S. Government regulations require an Export License.

Article 19  GENERAL

19.1 The headings and titles to and within the Articles of The Contract are inserted for convenience only and shall not be deemed a part hereof or affect the construction or interpretation of any provision hereof.

19.2 No cancellation, modification, amendment, deletion, addition or other change in The Contract or any provision hereof or waiver of any right or remedy herein provided, shall be effective for any purpose unless specifically set forth in writing and signed by the Buyer and the Seller. No waiver of any right or remedy in respect of any occurrence or event on one occasion shall be deemed a waiver of such right or remedy in respect of such occurrence or event on any other occasion.

19.3 The Buyer may use its standard purchase order forms in the administration of The Contract. The Buyer and the Seller agree that such use is only for the administrative convenience of the Buyer and that no provisions on the face or reverse of such forms or the Buyer's attachments thereto shall have any effect on The Contract or the subject matter of the purchase order except as required to identify The Contract and the purchase order.

19.4 The Contract contains the entire agreement between the Parties concerning production and delivery of Uncooled Imaging Modules in the quantities described herein, and supersedes any previous understanding, commitment or agreement, oral or written, with respect thereto.

                                    EXHIBIT A

                             UNCOOLED IMAGING MODULE
                                 SPECIFICATION,
                              DOCUMENT No. 21100225

[** Technical specifications document of 8 pages has been omitted]

[**] Information omitted pursuant to 17 C.F.R. (S)240.24b-2.

                                   EXHIBIT B

                            UNCOOLED IMAGING MODULE
                           ACCEPTANCE TEST PROCEDURE,
                             DOCUMENT No. 21100224

[** Technical specification and testing procedures document of 6 pages has been omitted]

[**] Information omitted pursuant to 17 C.F.R. (S)240.24b-2.

                                   EXHIBIT C


                           CONTRACT DELIVERY SCHEDULE


                         Month                   Quantity

                       MAY-2000                    [**]
                       JUN-2000                    [**]
                       JUL-2000                    [**]
                       AUG-2000                    [**]
                       SEP-2000                    [**]
                       OCT-2000                    [**]
                       NOV-2000                    [**]
                       DEC-2000                    [**]
                       JAN-2001                    [**]
                       FEB-2001                    [**]
                       MAR-2001                    [**]
                       APR-2001                    [**]
                       MAY-2001                    [**]
                       JUN-2001                    [**]


      (SCHEDULE FOR ORIGINAL CONTRACT; AMEND AS NECESSARY DURING PERIOD OF
                                  PERFORMANCE)

[**] Information omitted pursuant to 17 C.F.R. (S)240.24b-2.

Lockheed Martin Corporation IR Imaging Systems
2 Forbes Road, Lexington MA 02421-7306                 LOCKHEED MARTIN
                                                            [LOGO]


                                                                  1 October 1999


FLIR Systems AB
Rinkebyvagen 19
Box 3, S-182 11
Danderyd, Sweden

Attention: Mr. Arne Almerfors

Subject: Correction of Option Exercise Date in "SIM110" Production Contract.

Dear Mr. Almerfors:

Lockheed Martin requests your concurrence in making a correction to the Option exercise date that is stated erroneously on page 5, paragraph 2.1.2 of the "SIM110" Production Contract that was signed on 18 August 1999. The exercise date should be changed to read "30 September, 2000", instead of "30 September, 1999".

If you agree, please countersign this letter below to record the change and return it to me. The mutually signed letter will serve as an administrative change to the Contract, and retained in our respective files. Telefax copies will suffice.

I look forward to your response. If you have any questions on this agreement, please call me at 781-863-3767. My telefax number is 781-863-4193, and my Internet address is john.ainley@lmco.com.
                    ---------------------

Very truly yours,


John Ainley


Concurrence:

For:    Lockheed Martin Corporation                For:    FLIR Systems AB
        IR Imaging Systems


        /s/ John Ainley                                    /s/ Arne Almerfors
        John Ainley                                        Arne Almerfors
        International Contract Manager                     Managing Director